Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 15, 2001, except as to Note 14, which is as of March 30, 2001, relating to the financial statements, which appear in Siga Technologies, Inc's Annual Report on Form 10-KSB for the year ended December 31, 2000. We also consent to the references to us under the headings "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

New York, New York
November 30, 2001